UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008 (June 11, 2008)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Linn Energy, LLC (the “Company”) and Lisa D. Anderson, the Company’s former Senior Vice President and Chief Accounting Officer, have entered into a Separation Agreement effective June 11, 2008.  The terms of the Separation Agreement provide for severance payments of  $107,499.96 to be paid in December 2008 and $322,499.88 to be paid in January 2009.  Ms. Anderson will also be entitled to reimbursement of COBRA costs, as well as certain outplacement services and reimbursement of attorney’s fees.  The Company will also pay Ms. Anderson $72,000 no later than June 30, 2008 as compensation for Ms. Anderson’s assistance in transition to a new Chief Accounting Officer.  Under the terms of the Company’s Long Term Incentive Plan and Ms. Anderson’s grant agreements, all her incentive plan awards will vest in full on the effective date of her separation.  The terms of the Separation Agreement further provide for a general release and other customary provisions.

Ms. Anderson’s Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: June 17, 2008	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary